November 1, 2013

Mr. Mark C. Roland
World Acceptance Corporation
Post Office Box 6429
Greenville, SC  29606

Re: Confidential Separation Agreement and Release of All Claims

Dear Mr. Roland:
As we have discussed, your termination of employment as President and Chief Operating Officer of World Acceptance Corporation (“World Acceptance” or “Company”) is effective immediately (“Termination Date”). You will be paid your current salary, state, and federal income tax withholding, and other deductions which are currently being made through November 1, 2013. You will be paid for accrued and unused vacation accrued as of the Termination Date. You remain entitled to all stock options that have vested on or before the Termination Date, with an exercise date not later than one (1) year from the vesting of the stock options, but in no event later than the Option Exercise Date. Benefits end as of the Termination Date, except as provided by COBRA. A separate notice will be sent to you describing your health benefit continuation rights under COBRA.

1.	Consideration: In consideration for this Agreement, provided the same is lawfully executed and not thereafter revoked:

a.
World Acceptance will pay you a severance payment of six (6) months of your current base pay in the gross total amount of One Hundred Eighty-Three Thousand Three Hundred Forty-One Dollars and Fifty Cents ($183,341.50), less FICA, state, and federal income tax withholding, and other deductions which are currently being made. The severance payments under this Paragraph will be payable in accordance with World Acceptance’s normal payroll practices. World Acceptance shall not begin making the severance payments under this Paragraph until the first regular pay period following the later of the following events:

(i)
the expiration of the seven (7) day Revocation Period described in Paragraphs four (4) and twenty-seven (27) of this Agreement, provided the Agreement is lawfully executed and not thereafter revoked; or

(ii)
the date on which you return all World Acceptance Confidential Information and all Company-issued equipment and property (including, but not limited to, your Company-issued laptop computer) that you are not expressly permitted to retain.

b.
World Acceptance shall take all steps necessary to convey to you the title held by the Company for the Company car you have used, a 2011 GMC Yukon. The Company shall report the fair market value of this vehicle as of the date of this Agreement as taxable wages to you, and shall withhold the applicable sums for state and federal taxes in conjunction with the first severance payment to you under Paragraph 1.a.

c.
World Acceptance will allow you to keep your Company-furnished cellular telephone and to transfer the number to you, provided you pay the continuing costs of maintaining cellular telephone/data services if you so desire.

d.	In all public statements and communications regarding your separation from employment, World Acceptance will describe your separation as a voluntary resignation due to personal reasons.

2.
Excess Benefits: This Agreement provides benefits in excess of benefits to which you would be entitled under any other World Acceptance policies or severance plans, and these benefits are provided in lieu of any other payments not in addition to them. The benefits set forth in this Agreement are all the benefits you will receive as a result of your employment with and separation from World Acceptance.

3.
No Representations on Taxes: You agree and acknowledge that World Acceptance has made no representations or warranties to you regarding the tax consequences of anything of value received pursuant to this Agreement. You agree to pay any federal, state, or local taxes for which you may be personally liable as a result of this settlement.

4.
Payment Schedule: No payments will be made hereunder until the expiration of the seven (7)-day Revocation Period described in Paragraph twenty-seven (27), provided that you have not exercised your right of revocation, as provided in Paragraph twenty-seven (27).

5.
Release of All Claims: In return for the foregoing severance pay and other benefits to which you are otherwise not entitled, you do hereby release and forever discharge World Acceptance Corporation and its past and present predecessors, successors, assigns, partners, joint ventures, affiliates, related corporations or companies, together with the board members, officers, employees, agents, servants, insurers, and attorneys of each (collectively “Released Parties”), from all manner of actions, causes of action, suits, debts, accounts, judgments, claims and demands whatsoever, legal, equitable, or administrative, including all claims for attorneys' fees, and including, but not limited to, any claim you have made or might have made under any state or federal law or regulation related to or arising either directly or indirectly from your relationship with World Acceptance as shareholder, customer, potential employee, employee or member of the public as of the date of this release. Without limiting the broadness of the foregoing language, you agree to release Released Parties from claims under:

•	local, state, or federal common law, statute, regulation, ordinance, or treaty;

•	Title VII of the Civil Rights Act of 1964;

•	Section 1981 of the Civil Rights Act of 1866;

•	the Age Discrimination in Employment Act of 1967;

•	the Americans with Disabilities Act of 1990;

•	the Employee Retirement Income Security Act of 1974;

•	the Health Insurance Portability and Accountability Act;

•	the Occupational and Safety Health Act;

•	the Fair Labor Standards Act;

•	the Equal Pay Act;

•	the Uniformed Services Employment and Re-employment Act of 1994;

•	Executive Orders 11246 and 11141;

•	the Worker Adjustment and Retraining Notification Act;

•	the Rehabilitation Act of 1973;

•	the Family and Medical Leave Act;

•	the South Carolina Constitution;

•	the South Carolina Human Affairs Law Act;

•	the South Carolina Payment of Wages Act;

•	the South Carolina Bill of Rights for Handicapped Persons;

•	the South Carolina Workers’ Compensation Law, including Section 41-6-80; and

•	the Sarbanes-Oxley Corporate Reform Act of 2002, 15 U.S.C. 7201, et seq.

Without waiving any prospective or retrospective rights under the Family and Medical Leave Act (“FMLA”), you admit that you have received from World Acceptance all rights and benefits, if any, potentially due to you pursuant to the FMLA. Similarly, you expressly acknowledge that World Acceptance has paid you in full for all wages due, and no outstanding claims or charges are pending. It is the parties’ intent to release all claims which can legally be released, but no more than that. By entering into this Agreement, it is your intent to waive and release all claims and potential claims against the Released Parties, save and except a claim against World Acceptance for unemployment benefits.  In the unlikely event that a claim or potential claim (save and except a claim for unemployment benefits) has been omitted from this Release, you hereby assign and convey said claim(s) and potential claim(s) to World Acceptance in exchange for the Company’s obligations herein.

6.
Covenant Not To Sue: You specifically agree not to attempt to institute any proceedings or pursue any action pursuant to any laws (state, local, or federal) with any agency or in any jurisdiction (state, local, or federal) based on your employment with or termination from World Acceptance, except as required or protected by law. You covenant that you shall not, in any way, encourage or assist any person or entity (including, but not limited to, any past, present or future employee(s) of World Acceptance) to take or participate in any legal or administrative action against Released Parties, except as otherwise required or protected by law. Nothing in the Agreement shall be interpreted or applied in a manner that affects or limits your otherwise lawful ability to bring an administrative charge with the Equal Employment Opportunity Commission or other appropriate state or local comparable administrative agency; however, the parties agree that you have released all Released Parties from all liability arising from the laws, statutes, and common law listed in Paragraph 5 and, as such, you are not, and will not, be entitled to any monetary or other comparable relief on your own behalf. Nothing in this Agreement shall be interpreted or applied in a manner that affects or limits your ability to challenge (with a lawsuit or administrative charge) the validity of your release of Released Parties in this Agreement. Other than a challenge to the validity of the release of claims under this Agreement, you have released all Released Parties from all liability with respect to the laws, statutes, and common law listed in Paragraph 5, including the ADEA.

7.
Remedies For Your Breach: You agree that should you breach any part of this Agreement, you will forfeit and repay World Acceptance for any payment made, or other consideration offered, pursuant to Paragraph 1, and World Acceptance’s obligation to make such payments or provide such consideration will be forever extinguished. In the event a challenge is made to the enforceability of some or all of the language in this Agreement, and a suit, demand, or claim is brought by you against any Released Party, the Released Party will be entitled to a set-off in the full amount of payments made upon this Agreement in any action brought.

8.
Nonadmission: You agree and acknowledge that Released Parties do not admit, but expressly deny, any violation of any statute, regulation, or common law doctrine concerning your relationship with World Acceptance, and that this Agreement is not an admission or indication of any violation.

9.
Confidentiality of Agreement: You covenant that, at no time prior to the date of your signing this Agreement have you reviewed, discussed, or disclosed, orally or in writing, the existence of the Agreement, the negotiations leading to the Agreement or any of the terms or conditions of the Agreement (collectively referred to as “Agreement Information”) with any person, organization, or entity other than your immediate family, attorney, accountant and/or tax consultant. You expressly agree that you will keep Agreement Information completely confidential, and that you will not hereafter disclose any Agreement Information to anyone other than your immediate family, attorneys, accountants, or as may be required by due legal process (in which case the Company will be immediately notified). Such recipients of Agreement Information shall be informed of this confidentiality requirement and must agree to maintain such confidentiality. You further recognize and acknowledge that this confidentiality provision is a material term of this Agreement, and that its violation will constitute a material breach.

10.
Nondisclosure of World Acceptance’s Business Information: You agree that, unless compelled by a court of competent jurisdiction, you will not discuss the business affairs of World Acceptance or its customers, or the business and/or personal affairs of its Board Members, officers, or employees with any person, for any purpose, and further agree that if you are contacted by any person and asked for information concerning World Acceptance or the aforesaid persons that you will say only that you are duty bound to have no discussions with any person about any aspect of the operations of World Acceptance or the business or personal affairs of any of World Acceptance’s Board members, officers, or employees.

11.
Continuing Cooperation: You agree to provide continuing cooperation to World Acceptance in the defense of any asserted or unasserted claims, charges, or lawsuits against World Acceptance. Such cooperation shall include, but not be limited to, providing World Acceptance with information, affidavits, deposition testimony, or testimony as a witness in any forum. In return for such cooperation, World Acceptance Corporation agrees to pay reasonable attorney fees and other related expenses.

12.
Restrictive Covenants: You agree to respect the confidentiality of World Acceptance, its trademarks, trade secrets, and Confidential Information, and not to use or disclose them to anyone. You agree not to solicit World Acceptance’s Customers and/or Employees. The following definitions apply:

a.
“Business of the Company” means offering short-term small loans, medium-term larger loans, related credit insurance products, ancillary products and services to individuals who have limited access to other sources of credit and offering income tax preparation services to World Acceptance’s customers and others.

b.
“Competing Business” means any individual (including you), corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity, regardless of form, that is directly engaged, in whole or in relevant part, in any business or enterprise which is the same as, or substantially the same as, the Business of the Company.

c.
“Confidential Information” means information and the compilation of information created or gathered by the Company and related to the operation of the Company that derives economic value, actual or potential, from not being generally known to or readily available or ascertainable by other persons, companies, and competitors who can obtain economic value from its disclosure or use and which the Company endeavors to protect from disclosure or use. Assuming the foregoing criteria are met, Confidential Information includes, but is not limited to, information about the Company’s operations, products and services, research and development of the Company’s products or services, including all Company processes, the names and other listings of current or prospective Customers and Vendors (including contact information), proposals made to current or prospective Customers and Vendors or other information contained in offers or proposals to such Customers, the terms of any arrangements or agreements with Customers and Vendors, including the amounts paid for such services or how pricing was developed by the Company, the implementation of Customer-specific projects, the identity of Vendors and Vendor pricing information, the composition or description of future services that are or may be provided by the Company, the Company’s financial, marketing, and sales information, and technical expertise and know-how developed by the Company, including the unique manner in which the Company conducts its business. Confidential Information shall also include any information disclosed to the Company by a third party (including, but not limited to, current or prospective Customers) that the Company is obliged to treat as confidential.

Confidential Information excludes any information or compilation of information that is defined as a Trade Secret and is separately protectable under the South Carolina Trade Secrets Act, S.C. Code §39-8-10, et seq., which restricts the disclosure and use of all information that qualifies as a Trade Secret under the Act.

Confidential Information also excludes information which:

(1)	Is already known to the disclosed-to party prior to such disclosure, and is not obtained or derived, directly or indirectly, from the disclosing party;

(2)	Is or becomes known or generally available in the public domain, other than through the Employee’s act or default; or

(3)	Is obtained from a third party lawfully in possession of the information, which is not subject to any non-disclosure or non-use obligations owed to the disclosing party or any third party.

d.
“Customers” means those individuals, companies, or government entities for whom the Company has provided, or does provide, products or services in connection with the Business of the Company or whom the Company has solicited in connection with the Business of the Company.

e.	“Material Business Contact” means contact that is intended to establish a new, or strengthen an existing, business relationship for the Company.

f.	“Vendor” means any individual, company, or government entity that supplies materials or services to the Company in furtherance of the Business of the Company.

13.
Non-Solicitation of Customers: You agree that, for one (1) year following the Termination Date, you will not, either on behalf of yourself or for any Competing Business, directly or indirectly solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate any Customer with whom you have had Material Business Contact in the five (5) year period preceding Termination Date for the purposes of providing products or services that are the same as or substantially similar to the Business of the Company.

14.
Non-Solicitation of Employees: You agree that, for two (2) years following the Termination Date, you will not directly or indirectly solicit, recruit, or encourage current employees of the Company or any person who was an employee of the Company at any time when you were employed by the Company to provide to a Competing Business the same or substantially similar services they provided to the Company, where doing so would violate that person’s contractual obligations to the Company.

15.
Non-Disclosure and Non-Use of Confidential Information and Trade Secrets: For a period of seven (7) years from the Termination Date, you will not disclose, use, reproduce, distribute, or otherwise disseminate the Company’s Confidential Information or take any action causing, or fail to take any action necessary, in order to prevent any such information to lose its character or cease to qualify as Confidential Information. You agree never to disclose, use, reproduce, distribute, or otherwise disseminate the Company’s trade secrets, as that term is defined under the South Carolina Trade Secrets Act, S.C. Code §39-8-10, et seq., or take any action causing or fail to take any action necessary in order to prevent any such information to lose its character or cease to qualify as a trade secret. You agree to report immediately to the Company any attempts by any other employees or third parties to improperly obtain Confidential Information. You agree to immediately notify the

Company of any subpoenas or other legal process that requests Confidential Information or Trade Secrets, provide the Company with a copy of the legal documents, and consult with the Company’s legal department regarding the appropriate response.

16.
Return of Company Property: As set forth in Paragraph 1.a., you agree to immediately return to the Company all property belonging to the Company, such as keys, credit cards, telephones, computers, and pagers, as well as all originals, copies, or other physical embodiments of the Company’s Confidential and Trade Secret Information (regardless of whether it is in paper, electronic, or other form), including any such information in any programs, business forms, manuals, correspondence, files, databases, or on computer disks or any other storage medium.

17.
Order to Disclose: In the event that you are required by law or court order to reveal any Confidential Information or Trade Secrets, you agree to give prompt notice thereof to the Company and shall use your best efforts to disclose: (a) only such Confidential Information or Trade Secrets pursuant to a protective order which provides measures to maintain the confidential nature of the Confidential Information or Trade Secrets; (b) only that portion of the Confidential Information or Trade Secrets as is necessary to meet the requirements of such law or court order; and (c) such Confidential Information or Trade Secrets to only those persons, as required by such law or court order.

18.
Non-Disparagement: You agree that you will not take any action detrimental to the interests of the Company or the Released Parties, make derogatory statements or statements that imply or allege wrongdoing of any kind by the Company or the Released Parties, either oral or written, or otherwise disparage the Company or the Released Parties or their practices, procedures, products, or services.

19.
Assignment and Successorship: This Agreement, and the rights and obligations of the Company hereunder, may be assigned by the Company and shall inure to the benefit of and shall be enforceable by any such assignee, as well as any of the Company’s successors in interest or nominees. This Agreement, and the rights and obligations you have hereunder, may not be assigned by you.

20.
Severability and Reformation: You and the Company agree that if any particular terms, paragraphs, subparagraphs, or portions of this Agreement are determined by an appropriate court to be invalid or unenforceable as written, they shall be modified, as necessary, and as permitted under the law to be made valid or enforceable, and such modification shall not affect the remaining provisions of this Agreement, or if they cannot be modified to be made valid or enforceable, then they shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable.

21.
Choice of Law, Venue, and Jurisdiction: This Agreement shall be governed by the laws of the State of South Carolina, and any disputes under or challenges to this Agreement must be decided by an appropriate state or federal court in Greenville, South Carolina. You expressly consent to the personal jurisdiction of the South Carolina state and federal courts in Greenville for purposes of challenging or enforcing this Agreement and waive any objections or defenses to personal or subject matter jurisdiction or venue in any such proceeding before any such court.

22.
Entire Agreement: This Agreement constitutes the entire understanding of the parties on the subject hereof and supersedes all prior understandings and instruments on such subjects. This Agreement may not be modified, other than by a written instrument executed by duly authorized representatives of the parties.

23.
Waiver: The Waiver by the Company of any breach of this Agreement by you shall not be effective, unless in writing, and no such waiver with regards to you or any other person under a similar agreement shall operate or be construed as a waiver of the same type of breach or any other breach on a subsequent occasion by you or any other person or entity.

24.	Binding on Successors: The release in this Agreement is binding on your heirs, executors, administrators, successors, and assigns.

25.	Attorneys’ Fees and Costs: This Release is in full settlement of any claim of attorneys' fees, costs and expenses.

26.
Counterparts: This Agreement may be executed in Counterparts, any one of which need not contain the signatures of more than one party, but all of which, taken together, shall constitute one and the same Agreement.

27.
YOU HAVE THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS RELEASE AND YOU ARE EXPECTED TO DO SO. YOU HAVE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER YOU WANT TO ACCEPT THIS PROPOSAL. IF YOU AGREE, ON THE ADVICE OF COUNSEL, TO SIGN THIS RELEASE YOU MAY REVOKE THE RELEASE UP TO SEVEN (7) DAYS AFTER SIGNING IT (“REVOCATION PERIOD”) BY DELIVERING WRITTEN NOTICE OF YOUR REVOCATION IN PERSON TO SENIOR VICE PRESIDENT OF HUMAN RESOURCES, MARILYN M. MESSER, AT THE FOLLOWING ADDRESS: 108 FREDERICK STREET, GREENVILLE, SOUTH CAROLINA 29607. ANY REVOCATION SHALL NOT BE EFFECTIVE UNLESS ACTUALLY RECEIVED BY MARILYN M. MESSER WITHIN SEVEN (7) DAYS FOLLOWING THE DATE THAT YOU SIGN THE RELEASE.

28.
Internal Revenue Code Section 409A Compliance.  The Agreement is intended to comply with the requirements of Code Section 409A and the Treasury Regulations and other guidance issued thereunder, as in effect from time to time.  To the extent a provision of the Agreement is contrary to or fails to address the requirements of Code Section 409A and related Treasury Regulations, the Agreement shall be construed and administered as necessary to comply with such requirements to the extent allowed under applicable Treasury Regulations until the Agreement is appropriately amended to comply with such requirements.

Thank you for your service to World Acceptance Corporation. We wish you success in your future endeavors.

Sincerely,
/s/ AA McLean III
World Acceptance Corporation

I accept the terms of the Agreement set forth above.
/s/ Mark C. Roland

11/16/13
Date

WITNESSES as to AA McLean:                        WITNESSES:

/s/ Marilyn M. Messer                    /s/ Yvette Drake
Name                            Name
11/15/13                        11/16/13
Date                            Date